                                  EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       VIPONT RESEARCH LABORATORIES, INC.

                  AMENDED AND RESTATED AS OF DECEMBER 15, 1989


         Pursuant to the provisions of Del. Code Ann. tit. 8, ss. 245 (1983), the undersigned hereby adopts this Amended and Restated Certificate of Incorporation (the "Certificate") of Vipont Research Laboratories, Inc. (the "Corporation"). The certificate correctly sets forth (i) the provisions of the Certificate of Incorporation, originally filed with the Secretary of State of the State of Delaware on August 8, 1986; and (ii) the Certificate of Amendment of Certificate of Incorporation Before Payment of Capital filed with the Secretary of State of the State of Delaware on November 13, 1985, as amended. The Certificate restates, amends and supercedes the provisions of any and all such documents.

         The Certificate has been duly adopted and approved by the directors and stockholders of the Corporation on October 20, 1989 and November 30, 1989, respectively.

FIRST: The name of the corporation in Atrix Laboratories, Inc.

SECOND: The registered office of said Corporation and place of business in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are as follow:

                  (a) The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under the Delaware General Corporation Law.

                  (b) The Corporation assumes to itself and shall and does possess all general powers, rights, privileges and franchises granted to or conferred upon corporations by the laws of the State of Delaware.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is thirty million (30,000,000) shares, divided into twenty-five million (25,000,000) shares of common stock of the per value of $.001 par share and five million (5,000,000) shares of preferred stock of the par value of $.001 per share.


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The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of common stock, without a vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders in required pursuant to the certificate or certificates establishing any series of preferred stock.

No stockholder shall be entitled to preemptive rights in the issuance of preferred or common stock or be entitled to cumulative voting rights.

FIFTH: Prevention of Self-Dealing. In addition to any action, including any vote by stockholders required by law or this Certificate, the approval or authorization of any Self-Dealing Transaction shall require either (a) the approval of a majority of Disinterested Directors or (b) the affirmative vote of the holders of at least a majority of the combined voting power of the Voting Stock, voting together as a single class, excluding any votes cast with respect to shares of Voting Stock beneficially owned by an Interested Stockholder which is directly or indirectly a party, or an Affiliate or Associate of which is, directly or indirectly, a party, to such Self-Dealing Transaction.

Certain Definitions.  For the purpose of this Article Fifth:

         (a) A "person" shall mean any individual, firm, corporation or other entity.

         (b) "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Article Fifth, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

         (c) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

                  (i) is the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock; or

                  (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any Voting Stock of the Corporation which at any time within the two-year period immediately prior to the date in question was beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.


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         (d) A person shall be a "beneficial owner" of, or "beneficially own" or have "beneficial ownership" of, any shares of Voting Stock:

                  (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates had any agreement, arrangement or understanding for the purpose of acquiring holding, voting or disposing of any Voting Stock.

         (e) In determining whether a person is an Interested Stockholder pursuant to paragraph (c) of this Article Fifth, any class of Voting Stock outstanding shall be deemed to include any Voting Stock deemed owned through application of paragraph (d) of this Article Fifth but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

         (f) "Self-Dealing Transaction" means any of the following transactions:

                  (i) any merger or consolidation of the Corporation or any Subsidiary with (a) any Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate of an interested Stockholder; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $3,000,000 or more or any loan, advance, guarantee or other financial assistance, including any tax credit or other tax advantages, to or with any Interested Stockholder or any Affiliate of any Interested Stockholder which involves a financial obligation or benefit of $3,000,000 or more; or

                  (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any

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                  Interested Stockholder or any Affiliate of any Interested
                  Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $3,000,000 or more; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of Voting Stock of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder.

         (g) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, an in effect on October 1, 1989.

         (h) "Subsidiary" means any corporation of which a majority of any class of shares of such corporation entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (c) of this section, the term "Subsidiary" shall mean only a corporation of which a majority of the combined voting power of all shares of such corporation entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

         (i) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

Powers of the Board of Directors. A majority of the Disinterested Directors, or, if there are no Disinterested Directors, a majority of the members of the Board of Directors then in office, shall have the power to determine, for the purposes of this Article Fifth, on the basis of information known to them, (a) whether a person in an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person in an Affiliate or Associate of another, and (d) whether the assets or financial obligations or benefits which are the subject of any Self-Dealing Transaction have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Self-Dealing Transaction has, an aggregate fair market value of or involve $3,000,000 or more. A majority of the Disinterested Directors, or, if there are no Disinterested Directors, a majority of the members of the Board of Directors then in office, shall have the further power to interpret all of the terms and provisions of this Article Fifth.


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Amendment, Repeal, etc. Notwithstanding anything contained in this Certificate or the By-Laws of the Corporation to the contrary, the alteration, change, amendment, repeal or adoption of any provisions inconsistent with this Article Fifth shall require the affirmative vote of the holders of a majority of the combined voting power of the outstanding Voting Stock, excluding any votes cast with respect to shares of Voting Stock beneficially owned by any Interested Stockholder, voting together as a single class, but in no event less than the affirmative vote of 66.66% of combined voting power of the outstanding shares of Voting Stock, including shares of Voting Stock beneficially owned by any Interested Stockholder, voting together as a single class.

SIXTH: Board of Directors. The governing board of this Corporation shall be known as directors and the number of directors may be from time to time increased or decreased in such manner as shall be specified in the By-Laws of this Corporation, provided that the number of directors shall not be reduced to less than three (3) nor increased to more than eleven (11).

Classification. The board of directors shall be divided into three classes, A, B and C, as nearly equal in number as the total number of directors constituting the whole board permits, with the term of office of one class expiring each year. Directors of Class A shall hold office for an initial term expiring at the annual stockholder meeting in 1990; directors of Class B shall hold office for an initial term expiring at the annual stockholder meeting in 1991; and directors of Class C shall hold office for an initial term expiring at the annual stockholder meeting in 1992. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number an possible.

Power to Make and Alter By-Laws. In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized and empowered to make and alter the By-Laws of the Corporation; provided, however, that the By-Laws made by the Board of Directors under the powers hereby conferred may be altered, changed, amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

Newly Created Directorships and Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of this Certificate relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.


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Cumulative Voting in Certain Circumstances. Notwithstanding anything contained in this Certificate to the contrary, in any election of Directors of the Corporation on or after the date on which the Corporation becomes aware that any stockholder has become a 30% Stockholder (as defined below), there shall be cumulative voting for election of Directors so that any holder of shares of Voting Stock may cumulate the voting power represented by his shares and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which such shares are entitled, or distribute such votes on the same principle among as many candidates for election as such holder of shares determines. For the purposes of this section, a "30% Stockholder" shall mean any person (other than the Corporation and any other corporation of which a majority of the voting power of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation) who or which in the beneficial owner, directly or indirectly, of 30% or more of the outstanding Voting Stock (as hereinafter defined).

Amendment, Repeal or Alteration. Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of at least 66.66% of the combined voting power of the outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with, this Article Sixth.

Certain Definitions.  For the purpose of this Article Sixth:

         (a) A "person" shall mean any individual, firm, corporation or other entity,

         (b) "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in this Article Sixth, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

         (c) A person shall be a "beneficial owner" of any shares of Voting
         Stock;

                  (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or

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                  disposing of any Voting Stock; provided, however, that no
                  person shall be deemed to be a "beneficial owner" of any shares of Voting Stock solely by reason of such person's right to vote or to acquire such Voting Stock pursuant to any agreement or instrument approved by a majority of the Board of Directors.

          (d) In determining whether a person is a 30% Stockholder pursuant to this Article Sixth, any class of Voting Stock outstanding shall be deemed to include any Voting Stock deemed owned through application of paragraph (c) of this section but shall not include any other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1989.

SEVENTH: Except as otherwise provided by law, a director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable, or in any way affected or invalidated by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is a stockholder or director, in any way interested in such transaction or contract or act, provided the fact that such director, or such firm, or such corporation, is so interested and shall be disclosed, or shall be known to the Board of Directors, or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any director be accountable or responsible to the Corporation, for or in respect to any such transaction or contract or act of this Corporation or for any gains or profits realized by him, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is a stockholder or director, is interested in such transaction or contract; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which in authorized to take action in respect to any such contract or transaction or act, and may vote to authorize, ratify or approve any such contract or transaction or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he in a stockholder or director, are not interested in such transaction or contract or act.

EIGHTH: Except an otherwise provided in this Certificate or by law, this Certificate may be amended by a majority vote of all shares of the Corporation issued and outstanding.

NINTH: Without limiting the powers of the Corporation as conferred by statute to acquire its own shares, said corporation may, from time to time, when authorized by its Board of Directors and to the extent of the surplus of its assets over its liabilities, plus capital, purchase shares of any class of securities issued by it.

TENTH: The Corporation is to have perpetual existence.


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ELEVENTH: Section 1.     Elimination of Certain Liability of Directors.

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 2.        Indemnification and Insurance.

                  (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she or a person of whom he or she in the legal representative, is or was a director or officer, of the Corporation or in or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit planet whether the basis of such Proceeding is alleged action an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a preceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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                  (b) Right of Claimant to Bring Suit. If a claim under
         paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action and indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Section 3.        Amendment, Repeal or Alteration.

         Notwithstanding anything contained in this Certificate to the contrary, the affirmative vote of the holders of at least 66.66% of the combined voting power of the outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with this Article Eleventh.

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         Executed this 8th day of December, 1989.


                                            By:  /s/ G. Lee Southard
                                                 -------------------------------
                                                 G. Lee Southard, President

ATTEST:

/s/ Walter J. Daly
-----------------------------
Walter J. Daly, Secretary


STATE OF COLORADO      ]
CITY OF FORT COLLINS   ] SS.
COUNTY OF LARIMER      ]

         I, Ann L. Davis, a notary Public, hereby certify that on this 8th day of December, 1989, personally appeared before me G. Lee Southard, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as President of Vipont Research Laboratories, Inc. and that the statements contained therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 8th day of December, 1989.

[SEAL]


                                                  /s/ Ann L. Davis
                                                  ------------------------------
                                                  Notary Public
My Commission Expires:


         6-21-90
------------------------------


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                            ATRIX LABORATORIES, INC.
                           CERTIFICATE OF DESIGNATION
                                     OF THE
                            SERIES A PREFERRED STOCK

                      -------------------------------------

 Pursuant to Section 151 of the General Corporation Law of the State of Delaware

                      -------------------------------------

         The undersigned officers of Atrix Laboratories, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

         That, pursuant to the authority conferred upon the Board of Directors of the Corporation by its Amended and Restated Certificate of Incorporation (the "Certificate"), the said Board of Directors, at a duly called meeting held on August 2, 1998, at which a quorum was present and acted throughout, adopted the following resolution, which resolution remains in full force and effect on the date hereof creating a series of Series A shares of preferred stock having a par value of $.001 per share, designated as Series A Preferred Stock (the "Series A Preferred Stock") out of the class of 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"):

         RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of its Certificate, the Board of Directors does hereby create, authorize and provide for the issuance of 200,000 shares of its authorized Preferred Stock to be designated and issued as the Series A Preferred Stock, having the voting powers, designation, relative, participating, optional and other special rights, preferences and qualifications, limitations and restrictions that are set forth as follows:

         1. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of any other series of Preferred Stock or any other shares of stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by

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reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after September 25, 1998 (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         2. Voting Rights. The holders of Units of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine

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

the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event; and

         (B) Except as otherwise provided herein, in the Certificate or the Bylaws of the Corporation or as required by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, and such holders shall have no special voting rights and their consents shall not be required for taking any corporate action.

         3. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Preferred Stock as provided herein are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred Stock shall have been paid in full, the Corporation shall not
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock; (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled; (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; (iv) purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

         4. Reacquired Shares. Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued shares (or fractions of shares) of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         5. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

         (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 5 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

         7. Redemption. The Units of Series A Preferred Stock and shares of Series A Preferred Stock shall not be redeemable.

         8. Ranking. The Units of Series A Preferred Stock and shares of Series A Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

         9. Fractional Shares. The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's units or fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         10. Certain Definitions. As used in this resolution with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

         (A) The term "Common Stock" shall mean the class of stock designated as the common stock, par value $.001 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of the common stock.

         (B) The term "junior stock" (i) as used in Section 3 shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in
Section 5, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

         (C) The term "parity stock" (i) as used in Section 3 shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to dividends and (ii) as used in Section 5, shall mean any class or series of capital stock ranking pari passu with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

         IN WITNESS WHEREOF, Atrix Laboratories, Inc. has caused this Certificate to be signed by its Vice Chairman and Chief Executive Officer and its Assistant Secretary and Chief Financial Officer this 24th day of September, 1998.

                             ATRIX LABORATORIES, INC.


                             By:               /s/ John E. Urheim
                                      ------------------------------------------
                             Name:    John E. Urheim
                             Title:   Vice Chairman and Chief Executive Officer




                             By:               /s/ Brian G. Richmond
                                      ------------------------------------------
                             Name:    Brian G. Richmond
                             Title:   Assistant Secretary and Chief Financial
                                      Officer